SCHEDULE 14A

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]
Check the appropriate box:

[_]  Preliminary Proxy Statement              [_]  Confidential, for Use of the
                                                   Commission Only (as permitted
                                                   by Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[_]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14(a)-12


                             SPACEHAB, INCORPORATED

--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(I)(1) and 0-11.

(1)  Title of each class of securities to which transaction applies:

                           Common Stock (no par value)

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(2)  Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set for the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------
(4)  Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------
(5)  Total fee paid:

[_]  Fee paid previously with preliminary materials.
[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of this filing.

(1)  Amount Previously Paid:

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(2)  Form, Schedule or Registration Statement No.:

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(3)  Filing Party:

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(4)  Date Filed:

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

                                 [LOGO]SPACEHAB
                         WE MEAN BUSINESS IN SPACE (TM)

                               September 30, 2002


Dear Stockholder:

                  You are cordially invited to attend the 2002 Annual Meeting of Stockholders of SPACEHAB, Incorporated (the "Company") to be held at the offices of Dewey Ballantine LLP, 1775 Pennsylvania Avenue, N.W., Washington, D.C. 20006. Information about the meeting, the nominees for directors and the proposals to be considered is presented in the Notice of Annual Meeting and the proxy statement on the following pages.

                  At the meeting, you will be asked (i) to elect nine directors to the Company's Board of Directors, eight of which shall be elected by the holders of the Company's Common Stock and one of which shall be elected by the holders of the Company's Series B Senior Convertible Preferred Stock, each for a one-year term expiring at the 2003 Annual Meeting of Stockholders, and (ii) to ratify the appointment of Ernst & Young LLP as independent public accountants for the Company. The Board of Directors has unanimously approved these proposals and we urge you to vote in favor of these proposals and such other matters as may be submitted to you for a vote at the meeting.

                  Your participation in the Company's affairs is important, regardless of the number of shares you hold. To ensure your representation at the meeting, we urge you to mark, sign, date and return the enclosed proxy card promptly even if you anticipate attending in person. If you attend, you will, of course, be entitled to vote in person.

                  Thank you for your assistance in returning your proxy card promptly.

                                          Sincerely

                                          DR. SHELLEY A. HARRISON
                                          Chairman and Chief Executive Officer

                                 [LOGO] SPACEHAB
                         WE MEAN BUSINESS IN SPACE(TM)


                  NOTICE OF 2002 ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of SPACEHAB, Incorporated:

       The 2002 Annual Meeting of Stockholders (the "Annual Meeting") of SPACEHAB, Incorporated (the "Company") will be held at the offices of Dewey Ballantine LLP, 1775 Pennsylvania Avenue, N.W., Washington, D.C. 20006 on November 12, 2002, at 9:00 a.m., for the following purposes:

       1. To elect nine directors to the Company's Board of Directors, each to hold office until their successors are elected at the 2003 Annual Meeting of Stockholders;

       2. To ratify the appointment of Ernst & Young LLP as independent public accountants for the Company; and

       3. To transact such other business as may properly come before the meeting and any adjournment thereof.

       A proxy statement with respect to the Annual Meeting accompanies and forms a part of this Notice. The Annual Report on Form 10-K of the Company for the fiscal year ended June 30, 2002 also accompanies this Notice.

       The Board of Directors has fixed the close of business on September 27, 2002 as the record date for determining stockholders entitled to notice of, and to vote at, the Annual Meeting.

                                    By Order of the Board of Directors,


                                    Julia A. Pulzone
                                    Senior Vice President, Finance and
                                    Chief Financial Officer
                                    Secretary and Treasurer

Washington, D.C.
September 30, 2002

                             YOUR VOTE IS IMPORTANT

               PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY CARD
    AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE WHETHER OR NOT YOU EXPECT
                         TO ATTEND THE ANNUAL MEETING.

                             SPACEHAB, Incorporated
                               300 D Street, S.W.
                                    Suite 801
                             Washington, D.C. 20024

                             SPACEHAB, INCORPORATED
                          300 D Street, S.W., Suite 801
                             Washington, D.C. 20024

                                 PROXY STATEMENT

                               GENERAL INFORMATION

This proxy statement is furnished in connection with the solicitation by the Board of Directors of SPACEHAB, Incorporated, (the "Company" or "Spacehab") a Washington corporation, of proxies to be voted at the 2002 Annual Meeting of Stockholders on November 12, 2002 (the "Annual Meeting"). This proxy statement, the accompanying proxy card and Annual Report on Form 10-K to Stockholders are first being mailed to stockholders on or about October 4, 2002.

Voting Securities

The Board of Directors has fixed the close of business on September 27, 2002 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting. As of the record date, there were 12,154,465 shares of SPACEHAB's Common Stock, no par value per share, outstanding and 1,333,334 shares of SPACEHAB's Series B Senior Convertible Preferred Stock, no par value per share. Holders of Common Stock and Series B Senior Convertible Preferred Stock are entitled to notice of the Annual Meeting and to one vote per share of Common Stock or Series B Senior Convertible Preferred Stock owned as of the record date at the Annual Meeting. Holders of the Company's Common Stock and Series B Senior Convertible Preferred Stock generally vote together as a single class, except that the holders of Series B Senior Convertible Preferred Stock, voting separately as a class, are entitled to elect one director and the holders of the Company's Common Stock are entitled to elect the remaining directors of the Company.

Proxies

Dr. Shelley A. Harrison and Mr. Michael E. Kearney, the persons named as proxies on the proxy card accompanying this proxy statement, were selected by the Board of Directors to serve in such capacity. Dr. Harrison is Chairman of the Board of Directors and Chief Executive Officer and Mr. Kearney is a member of the Board of Directors and President and Chief Operating Officer. Each stockholder giving a proxy has the power to revoke it at any time before the shares represented by that proxy are voted. Revocation of a proxy is effective when the Secretary of the Company receives either (i) an instrument revoking the proxy or (ii) a duly executed proxy bearing a later date. Additionally, a stockholder may change or revoke a previously executed proxy by voting in person at the Annual Meeting.

Voting of Proxies

Because many SPACEHAB stockholders are unable to attend the Annual Meeting, the Board of Directors solicits proxies to give each stockholder an opportunity to vote on all matters scheduled to come before the meeting and set forth in this proxy statement. Stockholders are urged to read carefully the material in this proxy statement, specify their choice on each matter by marking the appropriate boxes on the enclosed proxy card, and sign, date and return the card in the enclosed stamped envelope.

If no choice is specified and the card is properly signed and returned, the shares will be voted by the persons named as proxies in accordance with the recommendations of the Board of Directors contained in this proxy statement.

Quorum; Method of Tabulation

The holders of at least one-third of all issued and outstanding shares of Common Stock and Series B Senior Convertible Preferred Stock entitled to vote at the Annual Meeting, if represented in person or by proxy, will constitute a quorum at that meeting. Under applicable law and the Company's articles of incorporation and by-laws, and assuming that a quorum is present, in the election of directors, the persons elected will be the persons receiving the greatest number of votes, up to the number of directors to be elected by the holders of Common Stock and Series B Senior Convertible Preferred Stock, respectively, of the stockholders of the respective class present in person or by proxy and entitled to vote thereon; provided that no stockholder shall be allowed to cumulate his votes.

At the Annual Meeting, the vote of a majority of the outstanding shares of Common Stock and Series B Senior Convertible Preferred Stock entitled to vote at the meeting voting together is required to ratify the appointment of Ernst & Young LLP as the independent public accountants of the Company's financial statements for the fiscal year ending June 30, 2003.

One or more inspectors of election appointed for the meeting will tabulate the votes cast in person or by proxy at the Annual Meeting and will determine whether or not a quorum is present. The inspectors of election will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but as unvoted for purposes of determining the approval of any matter submitted to the stockholders for a vote. If a broker indicates on a proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

                       PROPOSAL 1 - ELECTION OF DIRECTORS

A Board of nine directors will be elected at the Annual Meeting, eight by the holders of Common Stock and one by the holders of the Series B Senior Convertible Preferred Stock. All directors shall hold office until the next annual meeting of stockholders or until their successors are duly elected and qualified. The Company's articles of incorporation authorize the Board of Directors from time to time to determine the number of its members. Vacancies in unexpired terms and any additional positions created by board action may be filled by action of the existing Board of Directors at that time, and any director who is appointed in this fashion will serve until the next annual meeting of stockholders or until a successor is duly elected and qualified.

The nominees for whom the enclosed proxy is intended to be voted are set forth below. It is contemplated that all nominees will be available for election, but if one or more is not, the proxy will be voted in accordance with the best judgment of the proxy holder for such person or persons as may be designated by the Board of Directors unless the stockholder has directed otherwise.

Nominees for Election as Directors by Holders of Common Stock:

Hironori Aihara

Mr. Aihara (age 64) has served as a director of the Company since April 1992. Mr. Aihara is currently a Member of the Board, Senior Executive Vice President, and Chief Executive Officer of Mitsubishi International Corporation and Regional Chief Executive Officer for the Americas, Mitsubishi Corporation, Tokyo, a position he assumed in 2001. Since April 1998 he has served as Executive Vice President, Mitsubishi Corporation, and previously he was group executive to the Information Systems and Services Group at Mitsubishi Corporation, overseeing the company's activities in the aerospace, telecommunications, multimedia and computer sectors. He has also been a director of Mitsubishi Corporation since 1992. Mr. Aihara's prior responsibilities include a four-year term as General Manager of Mitsubishi's Aerospace Division, responsible for all of the company's aerospace activities. He also spent six years working at the New York headquarters of Mitsubishi International Corporation, the U.S. arm of Mitsubishi Corporation. From September 1995 through May 1998, Mr. Aihara served as a special member of the Space Activities Commission, the highest level organization within the Japanese government overseeing space activities, on the Sub-Committee for Space Environment Utilization to help develop a new long range plan for Japanese space activities.

Melvin D. Booth

Mr. Booth (age 57) has served as a director of the Company since 1998. Mr. Booth is currently President, Chief Operating Officer and a director of MedImmune, Inc., a position he assumed in October 1998. From July 1995 until October 1998, Mr. Booth was President, Chief Operating Officer and a director of Human Genome Sciences, Inc. Prior to July 1995, Mr. Booth was with Syntex Corporation and its subsidiaries from 1975 to 1995 in several capacities, including President of Syntex Laboratories, Inc. Mr. Booth also serves on the Boards of NovaScreen Biosciences (formerly Oceanix Biosciences Corporation), Neoprobe Corporation and Focus Technologies, Inc.

Dr. Edward E. David, Jr.

Dr. David (age 77) has served as a director of the Company since 1993. Dr. David is currently the President of Edward E. David, Inc., advisors to industry, government and academia on technology, research and innovation. Dr. David was Science Advisor to President Nixon and Director of the White House Office of Science and Technology from 1970 to 1973. He has also served as President of Exxon Research and Engineering Company from 1977 to 1986, and as Executive Director of Bell Telephone Laboratories from 1950 to 1970. Dr. David is also a director of DeCorp, Medjet, Inc., and Protein Polymer Technologies Inc. Dr. David is also Principal and Vice President of the Washington Advisory Group, LLC.

Richard Fairbanks

Mr. Fairbanks (age 61) has served as a director of the Company since 1998. Mr. Fairbanks has served as Managing Director and President and Chief Executive Officer of the Center for Strategic and International Studies in Washington, D.C. since 1992 and currently serves as a Counselor to the organization. Mr. Fairbanks is an attorney who has engaged in private practice as well as a wide range of government service, including Ambassador at Large. Mr. Fairbanks is also a director of Hercules, Inc., SEACOR SMIT, Inc. and GATX Corporation, and founder of the American Refugee Committee of Washington and Member, Council of American Ambassadors.

Dr. Shelley A. Harrison

Dr. Harrison (age 59) has served as the Company's Chief Executive Officer since April 1996, Chairman of the Board of Directors since August 1993 and has been a member of the Company's Board of Directors since 1987. Dr. Harrison was a Member of Technical Staff at Bell Telephone Laboratories and a Professor of Electrical Sciences at the State University of New York at Stony Brook. In 1973, Dr. Harrison co-founded Symbol Technologies Inc., the world's leading provider of bar-code laser scanners and portable terminals, where he served as Chairman and Chief Executive Officer until 1982. As President of Harrison Enterprises from 1982 to 1986, he managed venture financings and technology start-ups. Since 1987, Dr. Harrison has been a managing general partner of a high technology venture capital fund, Poly Ventures, L.P. Dr. Harrison is also a director of SafeNet, Inc., and NetManage, Inc., and several privately held high technology portfolio companies.

Michael E. Kearney

Mr. Kearney (age 58) was appointed a director in January 2001 Mr. Kearney has served as President and Chief Operating Officer of the Company since January 2001. Previously, Mr. Kearney served as the Company's Vice President, Business Development from January 1998 as well as Senior Vice President for Marketing and Sales, positions he held since joining the Company in 1994. From 1991 to 1994, he held several positions at McDonnell Douglas. Mr. Kearney served for 26 years as a U.S. Navy Aeronautical Engineering Officer, as a Weapon Systems Acquisition Specialist and Program Manager, and flew Navy fighter aircraft both in combat and in a production acceptance role.

Gordon S. Macklin

Mr. Macklin (age 74) has served as a director of the Company since October 1996. Currently, Mr. Macklin is an independent Corporate Financial Advisor. He served as Deputy Chairman of White Mountains Insurance Group, Ltd. from June 2001 to March 2002. Mr. Macklin was Chairman of White River Corporation, an information services company, from 1993 to 1998. From 1987 to 1992, Mr. Macklin was Chairman of Hambrecht & Quist, Inc., a venture capital and investment banking company. Mr. Macklin served as President of the National Association of Securities Dealers, Inc. from 1970 to 1987. Mr. Macklin is a director, trustee, or managing general partner, as the case may be, of 48 of the investment companies in the Franklin Templeton Group, and also a director of Martek Biosciences Corporation, MedImmune, Inc., Overstock.com, White Mountains Insurance Group, Ltd., and WorldCom, Inc.

James R. Thompson

Mr. Thompson (age 66) has served as a director of the Company since August 1993. Mr. Thompson is a director and the President and Chief Operating Officer of Orbital Sciences Corporation. From 1993 to 1999, he served as Executive Vice President and General Manager of the Launch Systems Group of Orbital Sciences Corporation. Mr. Thompson served as NASA's Deputy Administrator from 1989 to 1991. Prior to that time, Mr. Thompson served as Director of the Marshall Space Flight Center in Huntsville, Alabama from September 1986 to July 1989.

Stockholder Agreements

Four stockholders of the Company have entered into separate letter agreements in which each agreed to vote its shares of Common Stock to elect the nominee proposed by Mitsubishi Corporation. Mr. Aihara is that nominee.

Nominees for Election as Directors by Holders of Series B Senior Convertible Preferred Stock:

The Company's articles of incorporation provide that the holders of the Company's Series B Senior Convertible Preferred Stock, voting as a separate class, may elect one director to the Company's Board of Directors. Astrium GmbH (formerly DaimlerChrysler Aerospace AG), the shareholder of all of the Company's outstanding shares of Series B Senior Convertible Preferred Stock, has informed the Company of its intention to nominate and elect Mr. Josef Kind as a director of the Company at the Annual Meeting.

Josef Kind

Mr. Kind (age 55) has served as a director of the Company since August 1999. He is President of the Space Infrastructure Astrium, N.V. (formerly DaimlerChrysler Aerospace AG) and a Member of the Board of Astrium, N.V. Astrium, N.V. is a shareholder of Astrium, GmbH. Prior to joining Space Infrastructure Astrium in 1995, Mr. Kind served as Senior Vice President, Personnel Policy, Deutsche Aerospace AG, Munich from 1991 to 1995 and as Vice President, Personnel Development from 1989 to 1991.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH NOMINEE FOR DIRECTOR NAMED ABOVE.

The Board of Directors and its Committees

Board Meetings

In fiscal year 2002, there were four meetings of the Board of Directors (including regularly scheduled and special meetings). During fiscal year 2002, two directors of the Company, Mr. Aihara and Mr. Kind, participated in fewer than 75% of the aggregate number of meetings of the Board of Directors and the committees thereof on which they served.

Committees of the Board of Directors

The Committees of the Board of Directors consist of the Executive Committee, the Audit Committee, the Compensation Committee and the Stock Option Committee. The Board of Directors does not have a Nominating Committee. Information concerning the committees is set forth below.

The Executive Committee is responsible for all matters which arise between regular meetings of the Board of Directors and has all the powers and authority of the Board, except as such powers and authority may be limited by the Company's by-laws or by applicable laws. The Executive Committee currently consists of Dr. Harrison (Chairman), Mr. Booth, Mr. Kind, Mr. Macklin and Mr. Thompson. During fiscal year 2002, the Executive Committee met five times.

The Audit Committee, which is composed solely of directors who are independent under the Nasdaq Stock Market's listing standards, operates under a written charter adopted by the Audit Committee of the Board of Directors on June 5, 2000 and amended on September 13, 2002, a copy of which is attached as Annex A to this Proxy Statement. The Audit Committee recommends the appointment of a firm of independent public accountants to audit the Company's financial statements, as well as oversee the performance, and review the scope of the audit performed by the Company's independent accountants. The Audit Committee also reviews audit plans and procedures, changes in accounting policies and the use of the independent accountants for non-audit services. The Audit Committee currently consists of Mr. Macklin (Chairman), Mr. Fairbanks and Mr. Thompson. During fiscal year 2002, the Audit Committee met three times.

The Compensation Committee determines the compensation and benefits of all officers of the Company and establishes general policies relating to compensation and benefits of employees of the Company. The Compensation Committee currently consists of Mr. Thompson (Chairman), Dr. David and Dr. Harrison. During fiscal year 2002, the Compensation Committee met one time.

The Stock Option Committee administers the Company's 1994 Stock Incentive Plan, the 1995 Directors' Stock Option Plan and the Employee Stock Purchase Plan in accordance with the terms and conditions set forth in those plans. The Stock Option Committee currently consists of Mr. Thompson (Chairman) and Dr. David. During fiscal year 2002, the Stock Option Committee met one time.

Compensation Committee Interlocks and Insider Participation

Dr. Harrison, the Company's Chairman and Chief Executive Officer, is a member of the Compensation Committee.

Director Compensation

The Company pays each non-employee director a $10,000 annual retainer to serve on the Board of Directors and a fee of $500 per day for each meeting attended. In addition, all directors are reimbursed for expenses incurred in connection with their attendance at meetings. The Company also compensates its directors through the 1995 Directors' Stock Option Plan, as amended and restated, pursuant to which each director who is not an employee of the Company and who is elected or continues as a member of the Board of Directors is entitled to receive an initial grant of an option to purchase 10,000 shares of SPACEHAB's Common Stock and, thereafter, an annual grant of options to purchase 5,000 shares of SPACEHAB's Common Stock at an exercise price equal to fair market value.

Executive Officers of the Company who are not Nominees

Set forth below is a summary of the background and business experience of the executive officers of the Company who are not nominees for the Board of Directors.

Daniel A. Bland, Jr.

Mr. Bland (age 58) has served as Senior Vice President, Flight Services since March 2000. Mr. Bland is responsible for mission preparation and execution activities under the Company's Research and Logistics Missions Support ("REALMS") contract with NASA as well as under multiple, non-NASA commercial space flight services contracts. In addition to these duties, Mr. Bland served from 1999 to 2000 as the Vice President, Research and Logistics Missions and from

1997 to 1999 as the REALMS Program Manager. Mr. Bland began his career with NASA in 1966, holding key positions in NASA's astronaut training program supporting the Apollo and Apollo-Soyuz projects from 1966 to 1975. From 1975 to 1994, Mr. Bland managed projects with the Space Shuttle, International Space Station and SPACEHAB programs at NASA's Johnson Space Center in Houston, Texas.

John M. Lounge

Mr. Lounge (age 56) served as Senior Vice President, Enterprise(TM)program from March 2000 until July 2002, when his employment with the Company was terminated. Mr. Lounge served as the Company's Senior Vice President, Flight Systems Development from 1996 to 2000. Previously, Mr. Lounge served as the Company's Mir Program Manager from 1995 to 1996 and served as the Company's Director of Flight Operations from 1991 to 1995. Prior to joining the Company, Mr. Lounge was a NASA astronaut and flew on three Space Shuttle missions.

Julia A. Pulzone

Ms. Pulzone (age 40) has served as the Company's Senior Vice President, Finance and Chief Financial Officer, and Treasurer and Secretary since February 2000. Prior to joining the Company, Ms. Pulzone was Vice President and Chief Financial Officer of Paragren Technologies, Inc. in Reston, Virginia, a leading provider of high-performance marketing automation software acquired by Siebel Systems, Inc. Before joining Paragren, Ms. Pulzone served as Director of Accounting with AMISYS Managed Care Systems, Inc. of Rockville, Maryland, directing the initial public offering process for the company. She also served as Director of Financial Reporting and Taxes for Telos Corporation of Ashburn, Virginia.

Travis D. Robinson

Mr. Robinson (age 44) was appointed Senior Vice President of Johnson Engineering Corporation ("JE"), a subsidiary of the Company, in July 2001. Mr. Robinson is responsible for leading all JE operations including management of the Flight Crew Systems Development ("FCSD") Contract. This contract tasks the Company to oversee astronaut training operations at the Neutral Buoyancy Laboratory and to manufacture space-flight trainers and mockups for use in NASA's Space Vehicle Mockup Facility. Mr. Robinson joined JE in 1997 as an Engineering Director after 10 years in management positions within the aerospace industry. He then served as the Deputy Program Manager of the FCSD contract. Prior to joining this Company, he was employed at United Space Alliance as the Maintenance and Operations Director in NASA's Mission Control Center and as a Project Engineer for Allied-Signal Aerospace.

John B. Satrom

Mr. Satrom (age 41) has served as the Senior Vice President and General Manager of Astrotech Space Operations, Inc., a subsidiary of the Company, since April 2000. Mr. Satrom is responsible for management of the Astrotech business unit. Prior to joining the Astrotech organization in 1998, Mr. Satrom was Manager of the Launch Integration and Operations Department for Space Systems/Loral in Palo Alto, California and worked on the Atlas program at Cape Canaveral for General Dynamics Space System Division. From 1983 to 1990, Mr. Satrom served as an Air Force officer both at Vandenberg Air Force Base in California and Cape Canaveral Air Force Station in Florida, working on the Peacekeeper missile flight test program and the Space Shuttle program.

           PROPOSAL 2 - APPOINTMENT OF INDEPENDENT ACCOUNTANTS

General

The Audit Committee has recommended, and the Board of Directors has approved, the appointment of Ernst & Young LLP as independent accountants for fiscal year 2003, subject to stockholder ratification. The Audit Committee, in arriving at its recommendation to the Board, reviewed the performance of Ernst & Young LLP in the prior year as well as the firm's reputation for integrity and competence in the fields of accounting and auditing. The Audit Committee has expressed its satisfaction with Ernst & Young LLP in these respects.

In the event the stockholders fail to ratify the appointment, the Board of Directors will reconsider its selection. Even if the appointment is ratified, the Board of Directors, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if the Board of Directors determines that such a change would be in the Company's and its stockholders' best interests.

Ernst & Young LLP has audited the Company's financial statements annually since the Company's fiscal year 2000. Representatives of Ernst & Young are expected to be present at the Annual Meeting and will have the opportunity to make such statements as they may desire. They are also expected to be available to respond to appropriate questions from the stockholders present.

Audit Fees

Ernst & Young LLP has billed the Company $245,450 in the aggregate, for professional services rendered by Ernst & Young LLP for the audit of the Company's annual financial statements for the Company's 2002 fiscal year end and the reviews of the interim financial statements included in the Company's Quarterly Reports on Form 10-Q for the Company's 2002 fiscal year.

Financial Information Systems Design and Implementation Fees

Ernst & Young LLP did not render any professional services to the Company on financial information system design and implementation matters during the Company's 2002 fiscal year.

All Other Fees

Ernst & Young LLP has billed the Company $77,857 in the aggregate, for professional services rendered by Ernst & Young LLP for all services other than those services covered in the section captioned "Audit Fees" for the Company's 2002 fiscal year. These other services include (i) tax planning and assistance with the preparation of returns, (ii) employee benefit plan services and (iii) consultations on the effects of various accounting issues and changes in professional standards.

In making its recommendation to ratify the appointment of Ernst & Young LLP as the Company's independent accountants for the fiscal year ending June 30, 2003, the Audit Committee has considered whether the provision of non-audit services provided by Ernst & Young LLP is compatible with maintaining the independence of Ernst & Young LLP.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT ACCOUNTANT OF THE COMPANY FOR THE FISCAL YEAR ENDING JUNE 30, 2003.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth as of June 30, 2002, certain information regarding the beneficial ownership of the Company's outstanding Common Stock and Series B Senior Convertible Preferred Stock held by (i) each person known by the Company to be a beneficial owner of more than five percent (5%) of any outstanding class of the Company's capital stock, (ii) each of the Company's directors and director nominees, (iii) the Named Executive Officers (as identified in the Summary Compensation table of this proxy statement) and (iv) all directors and executive officers of the Company as a group:

                                                                Amount and
                                                                Nature of
                                                                Beneficial       Percentage
                                                                Ownership       of Class/(1)/
                                                                ---------       -------------
Name and Address of Beneficial Owners:
Series B Senior Convertible Preferred Stock
Astrium N.V. ................................................ 1,333,334            100%
Common Stock
Dimension Fund Advisors .....................................   692,700/(2)/       5.7%
Mitsubishi Corporation. .....................................   614,582/(3)/       5.1%
SPACEHAB Taiwan, Inc. .......................................   791,666/(4)/       6.9%
Special Situations Fund III, L.P ............................   700,000/(5)/       5.8%
Special Situations Technology Fund, L.P .....................   200,000/(5)/       1.7%
Special Situations Cayman Fund, L.P .........................   200,000/(5)/       1.7%
State of Wisconsin Investment Board ......................... 1,497,400/(6)/      12.3%


Non-Employee Directors:
Hironori Aihara .............................................    40,000/(7)/          *
Melvin D. Booth .............................................    25,000/(8)/          *
Dr. Edward E. David, Jr. ....................................    41,000/(9)/          *
Richard Fairbanks ...........................................   105,000/(10)/         *
Josef Kind ..................................................    10,000/(11)/         *
Gordon S. Macklin ...........................................    75,000/(12)/         *
James R. Thompson ...........................................    40,000/(13)/         *
Named Executive Officers:
Daniel A. Bland .............................................   114,343/(14)/         *
Dr. Shelley A. Harrison .....................................   477,743/(15)/      3.8%
Michael E. Kearney ..........................................   165,248/(16)/      1.4%
John M. Lounge ..............................................   153,967/(17)/      1.3%
Julia A. Pulzone ............................................    64,914/(18)/         *
Travis D. Robinson ..........................................    29,568/(19)/         *
John B. Satrom ..............................................    51,967/(20)/         *
All Directors and Executive Officers as a Group (14 persons). 1,403,750           10.7%

__________________

(*) Indicates beneficial ownership of less than 1% of the outstanding shares of Common Stock.

(1) Calculated pursuant to Rule 13d-3(d) of the Securities Exchange Act of 1934. Under Rule 13d-3(d), shares not outstanding which are subject to options, warrants, rights or conversion privileges exercisable within 60 days are deemed outstanding for the purpose of calculating the number and percentage owned by a person, but not deemed outstanding for the purpose of calculating the number and percentage owned by any other person listed. As of June 30, 2002, the Company had 12,154,495 shares of Common Stock outstanding.

(2) Represents 692,700 shares of Common Stock held by Dimension Fund Advisors in discretionary accounts for the benefit of its clients. This holder disclaims beneficial ownership of all shares of Common Stock held by it. This holder's address is 1299 Ocean Avenue, Santa Monica, California 90401.

(3) Represents 614,582 shares of Common Stock beneficially owned by Mitsubishi Corporation and its affiliates. The address of Mitsubishi Corporation is 3-1, Marunouchi 2-chome, Chiyoda-ku, Tokyo, Japan.

(4) Except for its ownership of shares of Common Stock, SPACEHAB Taiwan, Inc. has no other affiliation with the Company. Its address is 14/th/ Floor No. 180, Chang-Shiao E. Road, Sec. 4, Taipei, Taiwan, R.O.C.

(5) Represents a total of 1,100,000 shares held by Special Situations, L.P., Special Situations Technology Fund, L.P. and Special Situations Cayman Fund, L.P., collectively the "Special Situations Funds". Austin
         W. Marxe and David M. Greenhouse are the primary owners of the investment advisory general partner of each of the Special Situations Funds. Special Situations Funds disclaims beneficial ownership of all shares of Common Stock held by it. Special Situations Funds' address is 153 East 53rd Street, New York, New York 10022. The principal address of Special Situations Cayman Fund, L.P. is c/o CIBA Bank and Trust Company (Cayman) Limited, CIBC Bank Building, P.O. Box 694, Grand Cayman, Cayman Islands, British West Indies.

(6) Includes an aggregate of 1,497,400 shares of Common Stock held by State of Wisconsin Investment Board in discretionary accounts for the benefit of its clients. Its address is P.O. Box 7842, Madison, Wisconsin 53707.

(7) Represents options to purchase 40,000 shares of Common Stock. Excludes 614,582 shares of Common Stock held by Mitsubishi Corporation and its affiliates. Mr. Aihara is currently President and Chief Executive Officer of Mitsubishi International Corporation. Mr. Aihara disclaims beneficial ownership of all shares of Common Stock held by Mitsubishi Corporation and its affiliates.

(8)      Includes options to purchase 25,000 shares of Common Stock.

(9)      Includes options to purchase 40,000 shares of Common Stock.

(10)     Includes options to purchase 25,000 shares of Common Stock.

(11)     Includes options to purchase 10,000 shares of Common Stock.

(12) Represents (i) 35,000 shares of Common Stock held in the Gordon S. Macklin Family Trust, and (ii) options to purchase 40,000 shares of Common Stock.

(13)     Includes options to purchase 35,000 shares of Common Stock.

(14) Includes options to purchase 87,076 shares of Common Stock and 27,267 shares of Common Stock purchased through the Company's 1997 Employee Stock Purchase Plan.

(15) Includes (i) 28,238 shares of Common Stock; (ii) options to purchase 367,214 shares of Common Stock; and (iii) 82,291 shares of Common Stock held by Harrison Enterprises, Inc., of which Dr. Harrison is a director and officer and retains sole voting and investment power with respect to such shares.

(16) Includes options to purchase 109,575 shares of Common Stock and 55,673 shares of Common Stock purchased through the Company's 1997 Employee Stock Purchase Plan.

(17) Includes options to purchase 140,656 shares of Common Stock and 13,311 shares of Common Stock purchased through the Company's 1997 Employee Stock Purchase Plan.

(18) Includes options to purchase 57,500 shares of Common Stock and 7,414 shares of Common Stock purchased through the Company's 1997 Employee Stock Purchase Plan.

(19) Includes options to purchase 19,000 shares of Common Stock and 10,568 shares of Common Stock purchased through the Company's 1997 Employee Stock Purchase Plan.

(20) Includes options to purchase 19,000 shares of Common Stock and 32,967 shares of Common Stock purchased through the Company's 1997 Employee Stock Purchase Plan.

Executive Compensation

Summary Compensation Table

The following table summarizes the compensation paid by the Company for the last three fiscal years to its Chief Executive Officer and the Company's four other most highly compensated executive officers other than the Chief Executive Officer. These officers are referred to in this proxy statement as the Named Executive Officers.

                                                                                   Long-Term
                                                                                  Compensation
                                                                              -------------------
                                                      Annual Compensation            Awards
                                                     --------------------------------------------
              Name and                                                             Securities
                                       Fiscal Year   Salary($)      Bonus($)/(1)/  Underlying       Other Annual
         Principal Position                                                        Option/SARs      Compensation
                                                                                      (#)              ($)
-------------------------------------------------------------------------------------------------
Dr. Shelley A. Harrison                   2002        444,500           49,450         30,000           --
   Chairman and Chief Executive           2001        433,851           36,366         41,000           --
   Officer                                2000        414,733          117,401        200,000           --


Michael E. Kearney                        2002        261,539           36,000         10,000           --
   President and Chief Operating          2001        233,683           47,559         33,000           --
   Officer                                2000        214,532           55,623         40,000           --


Daniel A. Bland                           2002        198,770           21,965          6,000           --
   Senior Vice President,                 2001        184,263           28,805         26,000           --
   Flight Services                        2000        153,324           27,203         26,250           --


John M. Lounge/(2)/                       2002        230,155           16,170          6,000           --
   Senior Vice President,                 2001        220,964           18,528         20,000           --
   Enterprise Program                     2000        207,133           45,768         60,832           --


Julia A. Pulzone                          2002        205,046           34,406             --           --
   Senior Vice President, Finance         2001        191,314           41,507         20,000           --
   and Chief Financial Officer            2000        185,000           19,553         20,000           --

________________

(1) Except as indicated, no executive named in the above table received Other Annual Compensation in an amount in excess of the lesser of either $60,000 or 10% of the total of salary and bonus reported for him or her in the two preceding columns.

(2) Mr. Lounge was employed by the Company during fiscal year 2002. His employment terminated on July 31, 2002.

Option Grants in Fiscal Year 2002

The following table sets forth information relating to the grant of stock options by the Company during fiscal year 2002 to the Named Executive Officers under the Company's 1994 Stock Incentive Plan. The Company did not grant any stock appreciation rights in fiscal year 2002.

                                                   Individual Grants
                           ---------------------------------------------------------------
                                                % of Total                                     Potential Realizable Value
                                                 Options                                       at Assumed Annual Rates of
                              Number of         Granted to    Exercise                          Stock Price Appreciation
                              Securities        Employees     Price Per                                 For Option
                              Underlying        in Fiscal       Share                                   Term/(1)/
             Name             Options(#)/(2)/     2002         ($/sh)     Expiration Date        5%                 10%
            ----              -------   -----     ----         ------     ---------------      --------------------------
Dr. Shelley A. Harrison           30,000           57.7%         2.31      July 23, 2011       43,582            110,446

Michael E. Kearney                10,000           19.2%         2.31      July 23, 2011       14,527             36,815

Daniel A. Bland                    6,000           11.5%         2.31      July 23, 2011        8,716             22,089

John M. Lounge                     6,000           11.5%         2.31      July 23, 2011        8,716             22,089

Julia A. Pulzone                      --             --            --                 --          --                  --

______________

(1) The indicated dollar amounts are the result of calculations based on the exercise price of the options and assume five and ten percent appreciation rates set by the Securities and Exchange Commission and, therefore, are not intended to forecast possible future appreciation, if any, of the Company's stock price.

(2)  The Options vest ratably over a four-year period commencing July 23, 2002.

Aggregated Option Exercises in Fiscal 2002 and Fiscal Year End Values

The following table sets forth the number of shares covered by stock options held by the Named Executive Officers at June 30, 2002, and also shows the value of "in-the-money" options (market price of the Company's stock less the exercise price) at that date. Except as listed in the table, no other Named Executive Officer exercised any Company stock options or beneficially owned unexercised Company stock options.

                                 Number of Securities            Value of Unexercised
                            Underlying Unexercised Options   In-the-Money Options at June
                                   at June 30, 2002                 30, 2002 /(1)/
                                          (#)                            ($)
Name                          Exercisable    Unexercisable   Exercisable     Unexercisable
----                          -----------    -------------   -----------     -------------
Dr. Shelley A. Harrison         285,178         189,822           0                0
Michael E. Kearney               84,200          62,750           0                0
Daniel A. Bland                  68,951          44,999           0                0
John M. Lounge                  117,924          53,000           0                0
Julia A. Pulzone                 47,500          67,500           0                0


(1) Based on the difference between the closing market price on June 30, 2002 for the Common Stock, which was $1.05 per share, and the option exercise price. The above valuations may not reflect the actual value of unexercised options, as the value of unexercised options will fluctuate with market activity.

Employment Agreements

On April 1, 1997, the Company entered into an employment agreement with Dr. Harrison, which was amended on January 15, 1998 and was further amended and restated on January 15, 1999 and March 31, 2002, respectively. The agreement provides that Dr. Harrison will serve the Company as Chief Executive Officer through March 31, 2003, subject to earlier termination as provided in the agreement. Thereafter, Dr. Harrison's employment term will automatically renew for consecutive one-year terms unless notice is delivered, by Dr. Harrison or the Company, 90 days prior to the expiration of such term. The agreement sets forth a minimum base salary for Dr. Harrison of $275,000, $300,000, $325,000, $350,000 and $375,000 for the first five years, respectively, of the agreement's term. Dr. Harrison is entitled to participate in the employee benefit plans of the Company and is eligible for the grant of stock options, in the sole discretion of the Compensation Committee, under the Company's 1994 Stock Incentive Plan. In addition, pursuant to the agreement, the Company agreed to grant 60,000 additional options to Dr. Harrison in October 1997 at an exercise price of $11.00. In the event of a transaction constituting a change in control of the Company (as defined in the agreement), Dr. Harrison is also entitled to a special bonus equal to three times the highest of his last three annual bonuses. The agreement includes provisions that are effective upon termination of Dr. Harrison's employment under certain circumstances. Pursuant to the agreement, following a termination of his employment other than for "cause" or a "material breach" (each as defined in the agreement), Dr. Harrison is entitled to continuation of his base salary and medical coverage and certain other benefits for thirty months and immediate vesting of all unvested options. Also pursuant to the agreement, if Dr. Harrison's employment is terminated following a change in control of the Company other than for "cause" or a "material breach", Dr. Harrison will be entitled to a lump-sum amount equal to three times the sum of his then-current base salary plus the average of his last three annual bonuses, and Dr. Harrison will also be entitled to continuation of medical coverage and certain other benefits for thirty-six months.

On August 1, 2000, the Company entered into an employment agreement with Mr. Bland. The agreement provides that Mr. Bland will serve as Senior Vice President, Space Flight Services for a term of one year, subject to automatic annual renewal for one year periods thereafter unless notice is delivered, by Mr. Bland or the Company, 60 days prior to the expiration of such term. The agreement sets forth a minimum base salary of $190,000 per year for its term, subject to increase at the sole discretion of the Compensation Committee of the Board of Directors. Mr. Bland is also eligible to receive at the sole discretion of the Compensation Committee an annual performance based bonus. Mr. Bland is entitled to participate in the employee benefit plans of the Company and is eligible for the grant of stock options, in the sole discretion of the Compensation Committee, under the Company's 1994 Stock Incentive Plan. The agreement includes provisions that are effective upon the termination of Mr. Bland's employment under certain circumstances. In general, Mr. Bland is entitled to continuation of his base salary and medical coverage and certain other benefits for six months following a termination of employment by the Company other than for "cause" or a "material breach".

On January 1, 2001, the Company entered into an employment agreement with Mr. Kearney which was amended on October 30, 2001. The agreement provides that Mr. Kearney will serve as the Company's President and Chief Operating Officer for a term of two years, subject to automatic annual renewal for one year periods thereafter unless notice is delivered, by Mr. Kearney or the Company, 60 days prior to the expiration of such term. The agreement sets forth a minimum base salary of $250,000 per year for its term, subject to increase at the sole discretion of the Compensation Committee of the Board of Directors. Mr. Kearney is also eligible to receive at the sole discretion of the Compensation Committee an annual performance based bonus. Mr. Kearney is entitled to participate in the employee benefit plans of the Company and is eligible for the grant of stock options, in the sole discretion of the Compensation Committee, under the Company's 1994 Stock Incentive Plan. The agreement includes provisions that are effective upon the termination of Mr. Kearney's employment under certain circumstances. In general, Mr. Kearney is entitled to continuation of his base salary and medical coverage and certain other benefits for six months following a termination of employment by the Company other than for "cause" or a "material breach".

On February 14, 2000, the Company entered into an employment agreement with Ms. Pulzone which was further amended on October 30, 2001. That agreement provides that Ms. Pulzone will serve the Company as Senior Vice President, Finance and Chief Financial Officer through July 1, 2002 subject to automatic annual renewal for one-year terms thereafter, unless notice is delivered, by Ms. Pulzone or the Company, 90 days prior to the expiration of such term. The agreement sets forth a minimum base salary of $185,000 per year, subject to increase at the sole discretion of the Compensation Committee of the Board of Directors. Ms. Pulzone is also eligible to receive at the sole discretion of the Compensation Committee an annual performance based bonus and is also entitled to participate in the employee benefit plans of the Company and is eligible for the grant of stock options, in the sole discretion of the Compensation Committee, under the Company's 1994 Stock Incentive Plan. Ms. Pulzone's employment agreement includes provisions under certain circumstances that are effective upon the termination of Ms. Pulzone's employment. In general, Ms. Pulzone is entitled to continuation of her base salary and medical coverage and certain other benefits for a period of six months following a termination of employment by the Company other than for "cause" or a "material breach".

On April 10, 1997, the Company entered into an employment agreement with Mr. Lounge. That agreement provides that Mr. Lounge will serve the Company as Vice President, Operations for a term of three years, subject to earlier termination as provided in his agreement. The agreement sets forth a minimum base salary of $125,000 per year for its term, subject to increase at the sole discretion of the Compensation Committee of the Board of Directors. Mr. Lounge is also eligible to receive, at the sole discretion of the Compensation Committee, an annual performance-based bonus. Mr. Lounge is entitled to participate in the employee benefit plans of the Company and is eligible for the grant of stock options, in the sole discretion of the Compensation Committee, under the Company's 1994 Stock Incentive Plan. The agreement includes provisions that are effective upon the termination of Mr. Lounge's employment under certain circumstances. In general, Mr. Lounge is entitled to continuation of his base salary and medical coverage and certain other benefits for six months following a termination of employment by the Company other than for "cause" or a "material breach" (each as defined in the agreement). His employment terminated on July 31, 2002, and Mr. Lounge received termination benefits in accordance with the terms and conditions of his employment agreement.

The employment agreements for each of Dr. Harrison, Mr. Bland, Mr. Kearney, Ms. Pulzone and Mr. Lounge include certain restrictive covenants for the benefit of the Company relating to non-disclosure by the officers of the Company's confidential business information, the Company's right to inventions and technical improvements of the officers, and noncompetition by the officers with the Company's business for a period of six months following termination of employment under Mr. Bland's, Mr. Kearney's, Ms. Pulzone's and Mr. Lounge's employment agreement, and twelve months following termination of Dr. Harrison's employment under his employment agreement.


Indemnification Agreements

The Company has entered into indemnification agreements with each of its directors and certain Named Executive Officers and other officers and senior managers. The agreements provide that the Company shall indemnify and hold harmless each indemnitee from liabilities incurred as a result of such indemnitee's status as a director, officer or employee of the Company, subject to certain limitations.


Compensation Committee Report on Executive Compensation

Compensation of the Company's executives is subject to review and approval by the Compensation Committee of the Company's Board of Directors. The Compensation Committee consists of two non-employee directors, James R. Thompson (Chairman) and Dr. Edward E. David, Jr., and the Chairman and Chief Executive Officer of the Company, Dr. Shelley A. Harrison.

Compensation Philosophy

In determining executive compensation policies, the Compensation Committee has four primary objectives:

      (1) to attract, motivate and retain key executive talent;

         (2) to balance the flexibility to reward individuals' skills with the need to structure compensation for defined roles;

         (3) to ensure that executive compensation is competitive with that of other leading companies in related fields; and

         (4) to provide incentives to achieve corporate objectives, thereby contributing to the overall goal of enhancing stockholder value.

The Compensation Committee's compensation policies discussed below are designed to achieve the foregoing objectives. The Compensation Committee expects to review and refine the Company's compensation practices as necessary and appropriate to respond to a changing business environment.

In order to evaluate and establish appropriate compensation practices, the Company has historically consulted multiple sources of information. The Compensation Committee generally uses data from benchmark companies within the aerospace and similar high technology industries to assess the Company's performance and compensation operations, product lines, revenues and markets served. The Compensation Committee seeks to set its executive compensation levels competitively with the benchmark companies, to the extent such targets are consistent with the Compensation Committee's objectives.

Elements of Executive Compensation

The Company's executive compensation program has three components: (1) annual cash compensation in the form of base salary and incentive bonus payments, (2) long-term incentive compensation in the form of stock options granted under the Company's 1994 Stock Incentive Plan and (3) other compensation and employee benefits generally available to all employees of the Company, such as health insurance and retirement plan contributions. Annual cash compensation is primarily designed to reward current performance. Long-term incentives and other compensation and employee benefits are primarily designed to create performance incentives over the long term for executive officers and employees.

Base Salary. The base salary of each executive officer is set at a level deemed sufficient to attract and retain qualified executive officers. The Compensation Committee has generally determined target base salaries according to the average base salaries paid by benchmark aerospace and similar high technology companies. Aggregate base salary increases are intended to maintain compensation levels that are in line with leading companies in related fields, while individual base salary increases are set to reflect individual performance levels. The base salaries of certain executive officers are subject to minimums set forth in individual employment agreements.

Incentive Bonuses. Annual cash bonuses are designed to provide incentives based on individual contribution to the achievement of the Company's annual business goals. Bonus payments have generally been reflective of the Company's performance in achieving revenues, profitability and other operating and corporate objectives, as well as the scope of an executive officer's responsibilities. The Compensation Committee makes a determination as to incentive bonus payments at the end of each year based on a subjective evaluation of the contributions of individual executive officers to the achievement of the Company's annual business goals. The award of annual incentive bonuses is based on achieving corporate goals. The amount of individual incentive bonus payments is determined by percentage ranges established annually by the Compensation Committee and derived from management recommendations.

Stock Options. The grant of stock options is the Company's current method for providing long-term incentive compensation to its employees. The Compensation Committee believes that the use of stock options attracts and retains qualified personnel for positions of substantial responsibility and also serves to motivate its executive officers to promote the success of the Company's business and maximize stockholder value.

Compensation of Chief Executive Officer

The Compensation Committee based the Chief Executive Officer's compensation for fiscal year 2002 on the policies described above.

Dr. Shelley A. Harrison served as Chairman and CEO of the Company throughout the fiscal year. During fiscal year 2002, Dr. Harrison received a total of $493,950 for his services. Dr. Harrison's compensation for fiscal year 2002 was deemed by the Compensation Committee to be appropriate given Dr. Harrison's qualifications and contributions to meeting the Company's objectives. In fiscal 2002, Dr. Harrison received a grant of options to purchase 30,000 shares of the Company's common stock at an exercise price of $2.31 per share. These options vest over a four-year period from the date of grant. This grant is intended to continue to maintain the overall competitiveness of Dr. Harrison's compensation package and strengthen the alignment of Dr. Harrison's interests with those of the stockholders.

Tax Deductibility of Executive Compensation

Section 162(m) of the Tax Code disallows corporate deductibility for certain compensation paid in excess of $1 million to the Company's Chief Executive Officer and to each of the four other most highly paid executive officers of publicly-held companies. "Performance-based compensation," as defined in Section 162(m), is not subject to the deductibility limitation provided certain stockholder approval and other requirements are met. The Company believes that the stock options granted in fiscal year 2002 and prior years satisfied the requirements of federal tax law and thus compensation recognized in connection with such awards should be fully deductible. It is the Company's intention to maximize the deductibility of compensation paid to its officers, to the extent consistent with the best interests of the Company. During fiscal year 2002, the Company did not exceed the $1 million deductibility cap with respect to any officer covered by Section 162(m).

                                                     COMPENSATION COMMITTEE,
                                                     James R. Thompson, Chairman
                                                     Dr. Edward E. David, Jr.
                                                     Dr. Shelley A. Harrison

Notwithstanding any statement to the contrary in any of the Company's previous or future filings with the Securities and Exchange Commission, the Report of the Compensation Committee and the accompanying Performance Graph shall not be deemed to be incorporated by reference as a result of any general incorporation by reference of this proxy statement or any part thereof into any such filings.

                             AUDIT COMMITTEE REPORT

The information contained in this report shall not be deemed to be "soliciting material" or "filed" or incorporated by reference in future filings with the Securities and Exchange Commission, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, or the Exchange Act.

The Audit Committee has reviewed and discussed with the Company's management and Ernst & Young LLP the audited consolidated financial statements of the Company contained in the Company's Annual Report on Form 10-K for the Company's 2002 fiscal year. The Audit Committee has also discussed with Ernst & Young LLP the matters required to be discussed pursuant to SAS No. 61 (Codification of Statements on Auditing Standards, AU Section 380), which includes, among other items, matters related to the conduct of the audit of the Company's consolidated financial statements.

The Audit Committee has received and reviewed the written disclosures and the letter from Ernst & Young LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and has discussed with Ernst & Young LLP its independence from the Company.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for its 2002 fiscal year for filing with the Securities and Exchange Commission.

                                                     AUDIT COMMITTEE,
                                                     Gordon S. Macklin, Chairman
                                                     Richard Fairbanks
                                                     James R. Thompson

                             STOCK PERFORMANCE GRAPH

Set forth below is a line graph comparing the Company's cumulative total stockholder return on its Common Stock since June 30, 1997, (as measured by dividing the difference between the Company's share price at the beginning and the end of the measurement period by the share price at the beginning of the measurement period) with (i) the cumulative total return of the Nasdaq Stock Market Index of U.S. Companies, (ii) the cumulative total return of the Standard & Poor's Aerospace/Defense Index (SAERO) and (iii) the cumulative total return of the Standard & Poor's Aerospace/Defense Index (S5AEROX).

Pursuant to applicable rules under the Securities and Exchange Act of 1934 relating to Proxy Statements, the Company is required to include in the performance graph below an index relating to a published industry or line-of-business. In the proxy statement for fiscal year 2001, the Company included the Standard & Poor's Aerospace/Defense Index (SAERO) to meet this requirement. In this proxy statement, the Company has included the Standard & Poor's Aerospace/Defense Index (S5AEROX) to meet this requirement. This change was required because the Standard and Poor's Aerospace/Defense Index (SAERO) was no longer published as of January 1, 2002.

                     Comparison of Cumulative Total Return*

                                    [GRAPH]

                                                               Standard & Poor's    Standard & Poor's
                                                  NASDAQ       Aerospace/Defense    Aerospace/Defense
                                               U.S. Company          Index                Index
                            SPACEHAB, Inc.        Index             (SAERO)             (S5AEROX)
                            --------------     ------------    -----------------    -----------------
           June 30, 1997      $ 100.00           $ 100.00          $ 139.98            $ 100.00
           June 30, 1998      $ 130.28           $ 131.66          $ 130.13            $  99.67
           June 30, 1999      $  57.75           $ 189.58          $ 118.69            $ 112.97
           June 30, 2000      $  50.70           $ 280.04          $ 102.72            $  76.59
           June 30, 2001      $  25.35           $ 151.79          $ 144.58            $  97.00
           June 30, 2002      $  11.83           $ 103.38          $   **              $ 106.95

     ------------------

     * Assumes that the value of an investment in the Company's Common Stock, the Nasdaq Stock Market Index of U.S. Companies, the Standard & Poor's Aerospace Defense Index (ticker: SAERO) and the Standard and Poor's Aerospace/Defense Index (ticker: S5AEROX) was $100 on June 30, 1997 and that all dividends were reinvested.

     ** No data is presented for June 30, 2002, because the Standard and Poor's Aerospace/Defense Index (SAERO) was no longer published as of January 1, 2002.

Independent Public Accountants

On September 7, 2000, the Company engaged Ernst & Young LLP to audit the Company's consolidated financial statements. Ernst & Young LLP replaced KPMG LLP as the principal accountants to audit the Company's consolidated financial statements.

Ernst & Young LLP has served as the Company's principal accountants since 2000. Ernst & Young LLP's reports on the Company's consolidated financial statements for fiscal year 2002 contained an unqualified opinion. During the Company's two most recent fiscal years and the subsequent interim period through September 23, 2002, (i) there were no disagreements between the Company and Ernst & Young LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of Ernst & Young LLP, would have caused Ernst & Young LLP to make reference to the subject matter of the disagreement in connection with its reports and (ii) there were no events of the kind that are described in Item 304(a)(1)(v) of Regulation S-K under the Securities Act of 1933, as amended.

Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will have the opportunity to make such statements as they may desire. They are also expected to be available to respond to appropriate questions from the stockholders present at that meeting.

Information Regarding Change of Independent Public Accountants

On September 7, 2000, SPACEHAB, Incorporated (the "Company") dismissed KPMG LLP as the independent public accountants of the Company. The decision to change accountants was recommended by the Audit Committee and approved by the Company's Board of Directors acting through its Executive Committee. The reports of KPMG LLP on the financial statements of the Company for the fiscal years ended June 30, 1999 and 2000, contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles. During the Company's fiscal years ended June 30, 1999 and 2000 and through September 13, 2000 (the date that the Company filed a Current Report on Form 8-K disclosing its decision to no longer engage KPMG LLP) there were no disagreements with KPMG LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of KPMG LLP would have caused it to make reference to the subject matter of the disagreements in its report on the financial statements of the Company for such years and the Company had no reportable events (as defined in Item 304 (a) (1) (v) of Regulation S-K).

                                  OTHER MATTERS

The Board of Directors of the Company knows of no matters to be presented at the Annual Meeting other than those described in this proxy statement. In the event that other business properly comes before the meeting, the persons named as proxies will have discretionary authority to vote the shares represented by the accompanying proxy in accordance with their own judgment.

Proxy Solicitation Expense

The cost of the solicitation of proxies will be borne by the Company. In addition to solicitation by mail, directors, officers and employees of the Company and its subsidiaries, without receiving any additional compensation, may solicit proxies personally or by telephone or facsimile. The Company has retained American Stock Transfer & Trust Company to request brokerage houses, banks and other custodians or nominees holding stock in their names for others to forward proxy materials to their customers or principals who are the beneficial owners of shares and will reimburse them for their expenses in doing so. The Company does not anticipate that the costs and expenses incurred in connection with this proxy solicitation will exceed those normally expended for a proxy solicitation for those matters to be voted on in the Annual Meeting.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers and persons who beneficially own more than 10% of the Company's Common Stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission, or SEC. Such directors, executive officers and greater than 10% stockholders are required by SEC regulation to furnish to the Company copies of all Section 16(a) forms they file.

The Company believes that during fiscal year 2002, all Section 16(a) filing requirements were satisfied on a timely basis, except that due to a clerical error the Form 4 to reflect the 5,000 share annual grant of options for each director who is not also an employee of the Company was filed on Form 5 on August 13, 2002, rather than immediately following the grant dates November 20, 2001 and March 13, 2002.

Deadline for Submission of Stockholder Proposals for Next Year's Annual Meeting

The proxy rules adopted by the Securities and Exchange Commission provide that certain stockholder proposals must be included in the proxy statement for the Company's 2003 Annual Meeting. For a proposal to be considered for inclusion in the Company's proxy materials for the Company's Annual Meeting of Stockholders, it must be received in writing by the Company on or before May 15, 2003 at its principal office, 300 D Street, SW, Suite 801, Washington, D.C. 20024, Attention: Secretary.

The Company's Annual Report on Form 10-K, including the Company's audited financial statements for the year ended June 30, 2002, is being mailed herewith to all stockholders of record on the record date.


                                   By Order of the Board of Directors,



                                   Julia A. Pulzone
                                   Senior Vice President, Finance and
                                   Chief Financial Officer
                                   Secretary and Treasurer

Washington, D.C.
September 30, 2002

Each stockholder, whether or not he or she expects to be present in person at the Annual Meeting, is requested to MARK, SIGN, DATE and RETURN THE ENCLOSED PROXY CARD in the accompanying envelope as promptly as possible. A stockholder may revoke his or her proxy at any time prior to voting.

                                    ANNEX A

                            AUDIT COMMITTEE CHARTER

           The Audit Committee of the Board of Directors shall be comprised of three or more independent directors who are not officers or employees of the Company or any entity controlling, controlled by or under common control of the Company. All members of the Audit Committee shall have a working familiarity with basic financial and accounting practices.

           The Board of Directors shall designate one of the members of the Audit Committee as its Chairman. The Audit Committee shall meet at least three times a year, or more frequently as circumstances dictate. The Audit Committee shall report all proceedings to the Board of Directors. The Audit Committee shall keep regular minutes of its meetings.

           The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities. In this regard the Audit Committee shall (1) recommend for approval by the Board of Directors, the selection of independent public accountants, to be accountable to the Board of Directors and to the Audit Committee, (2) require the independent public accountants to annually declare relationships and/or services which may impact on their objectivity and independence, (3) ensure that appropriate internal controls and procedures regarding accounting, financial and legal compliance are in place, (4) review the results of independent audits with management including the scope, plan and results of any audits completed by the external auditors,
(5) review with the Company's outside counsel any legal and regulatory matters that may have a material impact on the Company's financial statements, (6) meet with the management, independent accountants and outside counsel in separate executive sessions to discuss any matters that the Committee or each of these groups believe should be discussed privately, (7) review with the Board of Directors the performance of the independent auditors, (8) approve other, non-audit services to be provided by the Company's independent public accountants, (9) appoint counsel and accountants, independent of those representing the Company generally, as is determined to be necessary by the Committee and (10) perform any other activities consistent with the Company's charter, by-laws and applicable laws and regulations as the Board of Directors deems necessary or appropriate.

                             SPACEHAB, INCORPORATED


           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
               ANNUAL MEETING OF STOCKHOLDERS - November 12, 2002



P         The undersigned hereby appoints Dr. Shelley A. Harrison and Michael E.
          Kearney, and each of them, as proxies of the undersigned, each with
R full power to act without the other and with full power of substitution and re-substitution, to vote all the shares of Common
O Stock of SPACEHAB, Incorporated that the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on November 12,
X 2002, at 9:00 am. (local time), at the offices of Dewey Ballantine LLP, 1775 Pennsylvania Avenue, N.W., Washington, D.C. 20006, and at
Y any postponements or adjournments thereof, with all the powers the undersigned would have if personally present, as follows:

The Board of Directors recommends a vote FOR the following items:

          (1) To elect to the Board of Directors the following nominees for the term indicated in the proxy statement.

          FOR all nominees listed below (except as marked to the contrary by lining out or striking through below). [_]

Hironori Aihara                 Richard Fairbanks              Gordon S. Macklin
Melvin D. Booth                 Dr. Shelley A. Harrison        James R. Thompson
Dr. Edward E. David, Jr.        Michael E. Kearney


                [_]        FOR         [_]        AGAINST      [_]       ABSTAIN


          INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below:

          _________________________________________


          (2) Ratification of the appointment by the Board of Directors of Ernst & Young LLP as independent public accountants for fiscal year 2003.

                [_]        FOR         [_]        AGAINST      [_]       ABSTAIN


In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting, all in accordance with the accompanying Notice and proxy statement, receipt of which is hereby acknowledged.

         IF THIS PROXY IS PROPERLY EXECUTED AND TIMELY RETURNED, THE SHARES REPRESENTED THEREBY WILL BE VOTED. IF A CHOICE IS SPECIFIED BY THE STOCKHOLDER, THE SHARES WILL BE VOTED ACCORDINGLY. IF NOT OTHERWISE SPECIFIED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR ITEMS 1 and 2.

                                   Dated  _______________________________   2002

                                   _____________________________________________

                                   _____________________________________________


                                   Sign exactly as name appears hereon. When signing in a representative capacity, please give full title. Joint owners (if any) should each sign.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS